Exhibit 99.1

NEWS
ANTHONY R. CAMPBELL ELECTED TO COLUMBIA
LABORATORIES BOARD OF DIRECTORS

LIVINGSTON, NJ – December 17, 2008 - Columbia Laboratories, Inc. (Nasdaq: CBRX) announced today that as of December 16, its Board of Directors elected Anthony R. Campbell as a director of the Company.  Mr. Campbell is a manager and senior analyst for Dorset Management Corporation and a member of Knott Partners Management, LLC.

“We are pleased to welcome Tony to Columbia’s Board of Directors and we look forward to working with him to bring value to the Company’s shareholders,” commented Stephen G. Kasnet, Chairman of Columbia’s Board.

Bob Mills, Columbia’s President and Chief Executive Officer, added, “Tony brings valuable experience in advising public companies in the life sciences industry and can contribute significantly to our Company.”

Mr. Campbell is an “independent” director under the current NASDAQ National Market Listing Standards and brings to seven the number of independent directors on the Company’s eight-person Board.  Mr. Campbell is expected to serve on the Board’s Audit Committee and Scientific Committee.

Mr. Campbell has been a portfolio manager and senior analyst for Dorset Management Corporation since January 2000 and a director of Knott Partners Management, LLC since 2004.  Before that, Mr. Campbell founded Windsor Partners, L.P. in 1986.  Mr. Campbell was Principal and Managing Director of Berg Capital Corporation, a registered investment advisor, from 1984 through 1985, and also served as General Partner of Chelsea Partners, a private investment partnership, during that time.  Mr. Campbell was a Vice President at the First Boston Corporation from 1975 through 1984, and from 1969 until 1975 was at McLeod, Young, Weir, Ltd. in Canada and was appointed a Vice President in 1973.  He holds a B.S. degree from McGill University.  He is also currently a director of Magna Entertainment.

As disclosed in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission on April 8, 2008, Dorset Management Corporation beneficially owned (as defined under applicable securities laws) 9.9% of the Company’s outstanding common stock as of March 31, 2008.

Anthony R. Campbell Elected to Columbia Laboratories Board of Directors
December 17, 2008

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology.  Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency.  The Company also markets STRIANT® (testosterone buccal system) to treat hypogonadism in men.  The Company’s partners market CRINONE 8%, STRIANT and three other products to additional U.S. and foreign markets.  The Company’s research and development programs include the PREGNANT Study and a vaginal lidocaine product to prevent and treat dysmenorrhea (a condition marked by painful menstruation). For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words “will,” “plan,” “expect,” “estimate,” “should” and similar expressions.  Such forward-looking statements involve certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel) and STRIANT® (testosterone buccal system) in the U.S.; the timely and successful development of new products, including vaginal lidocaine to prevent and treat dysmenorrhea, and new indications for current products, including PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; the timely and successful completion of clinical studies, including the ongoing Phase III PREGNANT Study of PROCHIEVE 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571